EXHIBIT 11

             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                               Three Months Ended December 31,
                                                      2000           1999
                                                      ----           ----
Basic and diluted weighted average
 number of shares of common stock
 outstanding                                       7,517,998      6,910,200
                                                 ===========    ===========
Net earnings (loss)                              $  (557,520)   $(3,166,024)
                                                 ===========    ===========
Basic and diluted earnings (loss)
 per share                                       $     (0.07)   $     (0.46)
                                                 ===========    ===========




                                                Nine Months Ended December 31,
                                                      2000           1999
                                                      ----           ----

Basic and diluted weighted average
 number of shares of common stock
 outstanding                                       7,451,126      6,910,103
                                                 ===========    ===========
Net earnings (loss)                              $(1,917,636)   $(5,256,280)
                                                 ===========    ===========
Basic and diluted earnings (loss)                $     (0.26)  $      (0.76)
 per share                                       ===========    ===========





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